                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              AMERICASBANK CORP.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

         ____________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ____________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________

     (3) Filing Party:

         ____________________________________________________________

     (4) Date Filed:

         ____________________________________________________________

                               AMERICASBANK CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD THURSDAY, June 21, 2001, AT 3:00 P.M.

                                       AT

                               Holiday Inn Select
                            2004 Greenspring Avenue
                               Timonium, MD 21093


   The Annual Meeting of Stockholders of AmericasBank Corp., a Maryland corporation (the "Company"), will be held on June 21, 2001, at 3:00 p.m., local time, at the Holiday Inn Select, 2004 Greenspring Avenue, Timonium, Maryland 21093 to consider and vote upon:

      1. The election of seven directors to serve until the Annual Meeting of Stockholders to be held in 2004 and one director to serve until the Annual Meeting of Stockholders to be held in 2002 and until their successors are duly elected and qualified.

      2. Ratification of the selection of McGladrey & Pullen, LLP, to serve as the Company's independent auditors for the 2001 fiscal year.

      3. Any other matters that may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on May 11, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

   The Board of Directors recommends a vote FOR the election of the nominees named in the proxy statement and FOR Proposal Two.

   You are cordially invited to attend the meeting in person.

                                 By Order of the Board of Directors,


                                 Shawki N. Malek
                                 Secretary

June 7, 2001

                               AMERICASBANK CORP.

                                PROXY STATEMENT

                  Annual meeting of Stockholders to be held on
                      Thursday, June 21, 2001 at 3:00 P.M.

                     SOLICITATION AND REVOCATION OF PROXIES


     The enclosed proxy is solicited by the Board of Directors of AmericasBank Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 21, 2001, at 3:00 p.m., local time. The Meeting will be held at the Holiday Inn Select, 2004 Greenspring Avenue, Timonium, Maryland 21093. The proxy is revocable at any time prior to or at the Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Meeting and voting in person. In addition to solicitation by mail, proxies may be solicited by officers and directors of the Company personally or by telephone. Such persons will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of the Company registered in the name of nominees. This proxy material is being sent to the Company's stockholders on or about June 8, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on May 11, 2001, are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 496,000 shares of common stock, $0.01 par value per share ("Common Stock"), each of which is entitled to one vote.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of at least a plurality of all shares voted at the Meeting is sufficient for the approval of each of the nominees named in Proposal One of this Proxy Statement. The affirmative vote of at least a majority of all shares voted at the meeting is sufficient for the approval of Proposal Two. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

     The Board of Directors recommends a vote FOR the election of each of the nominees named in Proposal One of the Proxy Statement and FOR the approval of Proposal Two.

     All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

        .  FOR the nominees for directors named below.

        . FOR ratification of the selection of McGladrey & Pullen, LLP as the Company's independent auditors for the 2001 fiscal year.

        . Proxies will be voted in the discretion of the holder on such other business as may properly come before the Meeting or any adjournments thereof.

     IT IS ANTICIPATED THAT THE COMPANY'S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR THE RATIFICATION OF McGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information as of April 30, 2001, relating to the beneficial ownership of the Common Stock by (i) each person or group believed by management to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; (iii) the executive officer named in the Summary Compensation Table found on page 15-16 of this Proxy Statement; and (iv) all directors and executive officers of the Company as a group. As of April 30, 2001, there were 496,000 shares of Common Stock issued and outstanding. Unless otherwise noted below, the Company believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares reported as beneficially owned by such person.

                                              Beneficial                        Percent of
Name & Address(1)                       Ownership of Shares(1)                Class Owned(1)
-----------------                       ----------------------                --------------
Marc J. Atas                                   14,842(2)                            2.95%
20 North Calvert Street
Suite 744
Baltimore, MD 21202

Garbis Baklayan                                30,836(3)                            6.03%
300 Chapelwood Lane
Lutherville, MD 21093

Nicholas J. Belitsos, M.D.                     33,928(4)                            6.60%
St. Joseph Prof. Building
7401 Osler Drive, Suite 102
Towson, MD 21204

                                              Beneficial                        Percent of
Name & Address(1)                       Ownership of Shares(1)                Class Owned(1)
-----------------                       ----------------------                --------------
Thomas M. Brandt, Jr.                          12,840(5)                            2.55%
11806 Linden Chapel Road
Clarksville, MD 21029

William A. Fogle, Jr.                           6,808(6)                            1.36%
RR1 Box 192
Glen Rock, PA 17327

Constantine Frank                              23,354(7)                            4.60%
14721 Manor Road
Phoenix, MD 21131

Richard J. Hunt, Jr.                           14,068(8)                            2.76%
2108 Tall Pines Court
Catonsville, MD 21228

J. Clarence Jameson, III                      123,216(9)                           22.10%
515 E. Joppa Road
Towson, MD 21286

Kemp Jayadeva                                  23,320(10)                           4.58%
3713 Michelle Way
Baltimore, MD 21208

Norman H. Katz                                  7,644(11)                           1.52%
3420 Lynne Haven Drive
Baltimore, MD 21244

Shawki N. Malek, M.D.                          44,622(12)                           8.59%
120 Sister Pierre Drive
Suite 408
Towson, MD 21204

Mark D. Noar, M.D.                             23,380(13)                           4.60%
603 Hastings Road
Towson, MD 21286

Larry D. Ohler                                 22,428(14)                           4.41%
9570 Berger Road
Columbia, MD 21046

                                              Beneficial                        Percent of
Name & Address(1)                       Ownership of Shares(1)                Class Owned(1)
-----------------                       ----------------------                --------------
Kenneth D. Pezzulla                            17,660(15)                           3.46%
401 Washington Ave.
Suite 301
Towson, MD 21204-4804

Neena Rao, M.D.                                25,144(16)                           4.94%
29 Treadwell Court
Lutherville, MD 21093

Ramon F. Roig, Jr., M.D.                       30,720(17)                           6.00%
15 Aigburth Road
Towson, MD 21204

Baldev Singh                                   29,054(18)                           5.69%
7401 Assateague Drive
Jessup, MD 20794

Lee W. Warner                                  25,280(19)                           4.97%
9515 Deereco Road, Suite 601
Timonium, MD 21093

Carl A. J. Wright                              29,508(20)                           5.77%
120 E. Baltimore Street
22nd Floor
Baltimore, MD 21202

Officers and Directors as a                   415,436(21)                          57.43%
Group (18 people)

(1) All of the named individuals, other than Mr. Jameson and Mr. Hunt, are directors of AmericasBank Corp. Mr. Jameson is believed by management to beneficially own more than five percent (5%) of the outstanding Common Stock. Mr. Hunt is named as an executive officer in the Summary Compensation Table. The number of shares beneficially owned includes shares of Common Stock subject to options or warrants held by the named individual that are exercisable as of, or within 60 days of, April 30, 2001. Such shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes warrants to purchase 7,291 shares and options to purchase 260 shares. The shares of Common Stock and the warrants are held for the benefit of Mr. Atas' SEP IRA, as to which Mr. Atas has sole voting and investment power.
(3) Includes warrants to purchase 15,218 shares and options to purchase 400 shares. 10,000 of the shares of Common Stock and 10,000 of the warrants are held for the benefit of Mr. Baklayan's IRA, as to which Mr. Baklayan has sole voting and investment power.

(4) Includes warrants to purchase 16,184 shares and options to purchase 1,560 shares. 5,000 of the shares of Common Stock and 5,000 of the warrants are held for the benefit of the Nicholas J. Belitsos, M.D. Profit Sharing Trust, as to which Dr. Belitsos is the sole trustee; 2,100 shares of the Common Stock and 2,100 of the warrants are held by dependent children; 1,000 shares of the Common Stock and 1,000 of the warrants are held jointly with Dr. Belitsos' wife, as to which Dr. Belitsos shares voting and investment power; and 1,000 of the shares of Common Stock and 1,000 of the warrants are held by Dr. Belitsos' wife. Dr. Belitsos disclaims beneficial ownership as to the shares of Common Stock and warrants held by his wife.
(5) Includes warrants to purchase 6,250 shares and options to purchase 340 shares. The shares of Common Stock and the warrants are held for the benefit of Mr. Brandt's IRA, as to which Mr. Brandt has sole voting and investment power.
(6) Includes warrants to purchase 1,984 shares and options to purchase 2,840 shares. 200 of the shares of Common Stock and 200 of the warrants are held for the benefit of Mr. Fogle's IRA, as to which Mr. Fogle has sole voting and investment power.
(7) Includes warrants to purchase 11,417 shares and options to purchase 520 shares. 10,367 shares of the Common Stock and 10,367 of the warrants are held jointly with Mr. Frank's wife, as to which Mr. Frank shares voting and investment power; and 1,000 shares of the Common Stock and 1,000 of the warrants are held for the benefit of Mr. Frank's IRA, as to which Mr. Frank has sole voting and investment power.
(8) Includes warrants to purchase 534 shares and options to purchase 12,000 shares. 450 shares of the Common Stock and 450 of the warrants are held by Mr. Hunt's IRA, as to which Mr. Hunt has sole voting and investment power.
(9) Includes warrants to purchase 61,608 shares. 32,346 of the shares of Common Stock and 32,346 of the warrants are held jointly with Mr. Jameson's wife, as to which Mr. Jameson shares voting and investment power; 18,700 of the shares of Common Stock and 18,700 of the warrants are held for the benefit of Mr. Jameson's IRA, as to which Mr. Jameson has sole voting and investment power; and 4,850 of the shares of Common Stock and 4,850 of the warrants are held by Mr. Jameson's wife's IRA. Mr. Jameson disclaims beneficial ownership as to the shares of Common Stock and warrants held by his wife's IRA.
(10) Includes warrants to purchase 10,500 shares and options to purchase 2,320 shares. 2,450 of the shares of Common Stock and 2,450 of the warrants are held jointly with Mr. Jayadeva's wife, Shobha Jayadeva, M.D., as to which Mr. Jayadeva shares voting and investment power; 2,500 of the shares of Common Stock and 2,500 of the warrants are held by dependent children; 500 of the shares of Common Stock and 500 of the warrants are held by Nivi Corporation; and 5,000 of the shares of Common Stock and 5,000 of the warrants are held for the benefit of the Shobha Jayadeva Pension Plan, as to which Shobha Jayadeva, M.D., is the sole trustee. Mr. Jayadeva, directly or indirectly, controls the voting and investment power of Nivi Corporation. Mr. Jayadeva disclaims beneficial ownership as to the shares of Common Stock and warrants held for the benefit of his wife's pension plan.
(11) Includes warrants to purchase 2,842 shares and options to purchase 1,960 shares. 2,000 of the shares of Common Stock and 2,000 of the warrants are held for the benefit of Mr. Katz's wife's IRA, as to which Mrs. Katz has sole voting and investment power. Mr. Katz disclaims beneficial ownership as to the shares of Common Stock and warrants held for the benefit of his wife's IRA.

(12) Includes warrants to purchase 21,301 shares and options to purchase 2,020 shares. 16,584 of the shares of Common Stock and 16,584 of the warrants are held for the benefit of the Shawki N. Malek KEOGH Plan, as to which Dr. Malek is the trustee, and 500 of the shares of Common Stock and 500 of the warrants are held by dependent children. The 16,584 shares of Common Stock and 16,584 warrants held for the benefit of the Shawki N. Malek KEOGH Plan include 15,084 shares of Common Stock and 15,084 warrants held for the benefit of Dr. Malek and 1,500 shares of Common Stock and 1,500 warrants held for the benefit of Dr. Malek's wife. Dr. Malek disclaims beneficial ownership as to the shares of Common Stock and warrants held in the KEOGH Plan for the benefit of his wife.
(13) Includes warrants to purchase 11,260 shares and options to purchase 860 shares. 9,950 of the shares of Common Stock and 9,950 of the warrants are held jointly with Dr. Noar's wife, as to which Dr. Noar shares voting and investment power; and 1,260 of the shares of Common Stock and 1,260 of the warrants are held by dependent children.
(14) Includes warrants to purchase 10,334 shares and options to purchase 1,760 shares. 2,642 of the shares of Common Stock and 2,642 of the warrants are held by PLEDGE, a general partnership, 1,600 of the shares of Common Stock and 1,600 of the warrants are held by Columbia Leasing Corporation and 1,042 of the shares of Common Stock and 1,042 of the warrants are held by Columbia Leasing Associates, Inc. Mr. Ohler, directly or indirectly, controls the voting and investment power of PLEDGE, Columbia Leasing Corporation and Columbia Leasing Associates, Inc.
(15) Includes warrants to purchase 3,050 shares and options to purchase 11,560 shares. 3,000 of the shares of Common Stock and 3,000 of the warrants are held for the benefit of Mr. Pezzulla's IRA, as to which Mr. Pezzulla has sole voting and investment power.
(16) Includes warrants to purchase 12,502 shares and options to purchase 140 shares. 4,168 of the shares of Common Stock and 4,168 of the warrants are held by dependent children.
(17) Includes warrants to purchase 14,500 shares and options to purchase 1,720 shares. 3,000 of the shares of Common Stock and 3,000 of the warrants are held for the benefit of Dr. Roig's IRA, as to which Dr. Roig has sole voting and investment power; 8,500 of the shares of Common Stock and 8,500 of the warrants are held for the benefit of the Ramon F. Roig, Jr., M.D. Profit Sharing Trust, as to which Dr. Roig is the sole trustee; and 2,000 of the shares of Common Stock and 2,000 of the warrants are held for the benefit of Dr. Roig's wife's IRA, as to which Mrs. Roig has sole voting and investment power. Dr. Roig disclaims beneficial ownership as to the shares of Common Stock and warrants held for the benefit of his wife's IRA.
(18) Includes warrants to purchase 14,517 shares and options to purchase 20 shares. 1,000 shares of Common Stock and 1,000 of the warrants are held jointly with Mr. Singh's wife, as to which Mr. Singh shares voting and investment power, and 2,100 shares of Common Stock and 2,100 warrants are held by DLD Associates, L.P. Mr. Singh, directly or indirectly, controls the voting and investment power of DLD Associates, L.P. Also includes 1,000 shares of Common Stock and 1,000 warrants held by Mr. Singh's wife. Mr. Singh disclaims beneficial ownership as to the shares held by his wife.
(19) Includes warrants to purchase 12,500 shares and options to purchase 280 shares. The shares of Common Stock and the warrants are held jointly with Mr. Warner's wife, as to which Mr. Warner shares voting and investment power.
(20) Includes warrants to purchase 14,584 shares and options to purchase 340 shares.
(21) Includes warrants to purchase 186,768 shares and options to purchase 40,900 shares.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall be nine or such other number as may be designated from time to time by resolution of the Board of Directors. The number of directors of the Company currently is set at 23. At the 1998 Annual Meeting of Stockholders of the Company, the directors were divided into three classes, with each class containing approximately one-third of the total number of directors, so that, after a phase-in period, each director will serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. The term of office of one of the three classes of directors expires each year.

     Pursuant to the By-Laws of the Company, newly created directorships resulting from any increase in the number of directors or any vacancies on the Board of Directors are filled by a majority vote of the remaining directors, and the directors so chosen hold office for a term expiring at the next annual meting at which successors are elected and qualified.

     During 2000, Charles F. Imhoff, Jr., J. Clarence Jameson, III and Michael Stern resigned as directors of the Company. On September 24, 2000, Baldev Singh was appointed by the Board of Directors to serve as a director in a directorship with a term expiring in 2002. At the Meeting, stockholders will vote whether to continue Mr. Singh in office until the 2002 Annual Meeting. With the exception of Mr. Singh, the directorships held by these persons were not filled during 2000. Prior to the Meeting, the Board of Directors intends to decrease the size of the board from 23 to 17 to eliminate all existing vacancies.

     At the Meeting, seven directors will be elected to hold office for a three year term until the 2004 Annual Meeting of Stockholders and one director will be elected to hold office for a one year term until the 2002 Annual Meeting of Stockholders. All eight directors will hold office until the election and qualification of their successors.

     All of the nominees are now directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR the election of all nominees.

Vote Required

     The affirmative vote of at least a plurality of the shares represented at the Meeting in person or by proxy is required for the election of the directors.

Nominees for Election as Directors

Name                                                       Ages                  Term to Expire               Director Since
----                                                       ----                  --------------               --------------
William A. Fogle, Jr.                                       64                          2004                       1996
Kemp Jayadeva                                               50                          2004                       1996
Norman H. Katz                                              73                          2004                       1996
Shawki N. Malek, M.D.                                       56                          2004                       1998
Larry D. Ohler                                              61                          2004                       1996
Kenneth D. Pezzulla                                         70                          2004                       1996
Neena Rao, M.D.                                             50                          2004                       1999
Baldev Singh                                                57                          2002                       2000

     Biographical information concerning these nominees is set forth below.

WILLIAM A. FOGLE, JR. is Vice Chairman of the Board of Directors of the Company and the Bank. Mr. Fogle currently is Vice President of York County Property Management Company, a real estate construction, management and development company in York County, Pennsylvania, and has served in that capacity since January 1997. Since January 1997, Mr. Fogle also has been a licensed realtor with Century 21 Country Home, a real estate sales company. He was an Assistant Vice President of Marketing and Sales for BCI Contractors, Inc., a construction company, from February 1995 to December 31, 1996. Mr. Fogle was Secretary of the Maryland Department of Licensing and Regulation from 1987 to February 1995.

KEMP JAYADEVA is a director of the Company and the Bank. Mr. Jayadeva currently is the President and sole stockholder of Allied Physician Services, Inc., a computer services firm, and has served in that capacity for over 14 years.

NORMAN H. KATZ is a director of the Company and the Bank. Mr. Katz is an attorney in solo practice in the Baltimore metropolitan area and has been a sole practitioner for over 18 years. Mr. Katz was the assistant director of the Division of Parole and Probation for the State of Maryland from 1955 to 1978.

SHAWKI N. MALEK, M.D. is the Secretary of the Company and the Bank, and a director of the Company and the Bank. Dr. Malek became the Secretary of the Company and the Bank in February 2000. Dr. Malek is in private practice specializing in adult and pediatric gastroenterology with offices in Towson, Maryland and has served in that capacity since 1982.

LARRY D. OHLER is the Treasurer of the Company and the Bank, a director of the Company and the Bank and the Interim Chief Financial Officer of the Company and the Bank. From June 1985 to February 1999, Mr. Ohler was the Chief Financial Officer of PATS, Inc., an aircraft equipment manufacturer. Mr. Ohler is a Certified Public Accountant and has been a consultant for the Harvey O. Patrick Fund since February 1999.

KENNETH D. PEZZULLA is the President of the Company and is the Chairman of the Board of Directors of the Company and the Bank. Mr. Pezzulla, a director of the Company since June 1996 and a director of the Bank since December 1997, became Chairman of the Company and the Bank on January 1, 2000, and became President of the Company in February 2000. From

June 1996 to February 2000, Mr. Pezulla was the Secretary of the Company, and from December 1997 to February 2000, Mr. Pezzulla was the Secretary of the Bank. Mr. Pezzulla currently is a member of Pezzulla and Pezzulla, LLC, a Towson law firm, and has served in that capacity since 1995. Mr. Pezzulla had a solo legal practice from 1975 to 1995. Mr. Pezzulla was a director of Rushmore Trust & Savings, FSB, from 1989 to October 1997, and was a director of its predecessor, LaCarona Building and Loan Association, from 1963 to 1989. Mr. Pezzulla was President of LaCarona Building and Loan Association from 1985 to 1988.

NEENA RAO, M.D. is a director of the Company. Dr. Rao is in private practice specializing in cardiology with offices in Towson and Randallstown, Maryland, and has served in that capacity since 1987.

BALDEV SINGH is a director of the Company. Mr. Singh currently is President of BJK Truckers Inn, Inc., a Maryland based developer and operator of truck stops, gas stations and convenience stores, and has served in that capacity since 1991. In addition, Mr. Singh is a member of Network Processing, LLC, a provider of automatic teller machines, and has served in that capacity since April, l998.

Continuing Directors

   The directors of the Company whose terms have not expired, their ages, the years in which their terms expire and the year in which they became directors are as follows:

Name                                                        Age                  Term to Expire               Director Since
----                                                        ---                  --------------               --------------
Mark, J. Atas                                               46                          2002                       1999
Garbes Baklayan                                             53                          2003                       1998
Nicholas J. Belitsos, M.D.                                  50                          2003                       1998
Thomas M. Brandt, Jr.                                       49                          2002                       1999
Constantine Frank                                           45                          2002                       1998
Mark D. Noar, M.D.                                          46                          2002                       1998
Ramon F. Roig, M.D.                                         66                          2003                       1998
Lee W. Warner                                               46                          2003                       1998
Carl A. Wright                                              45                          2002                       1999


   Biographical information concerning these directors is set forth below.

MARK J. ATAS is a director of the Company. Mr. Atas is an attorney in solo practice in the Baltimore metropolitan area and has been a solo practitioner for over 20 years.

GARBIS BAKLAYAN is a director of the Company. Mr. Baklayan is President and Chief Executive Officer of Gary's Sportswear and Athletic Shoes, a shoe and sportswear company, and has served in that capacity since 1978.

NICHOLAS J. BELITSOS, M.D. is a director of the Company. Dr. Belitsos currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Nicholas J. Belitsos, M.D., P.A. He has served in that capacity for the past 13 years.

THOMAS M. BRANDT, JR. is a director of the Company. Since April 1997, Mr. Brandt has been a Senior Vice President and the Chief Financial Officer of Telecommunication Systems, Inc., a software systems integration company. From May 1996 to March 1997, Mr. Brandt was a Senior Vice President and the Chief Financial Officer of DIGEX, Inc., an internet service provider. From August 1993 to May 1996, Mr. Brandt was a director of Price Waterhouse, LLP, a public accounting and consulting firm.

CONSTANTINE FRANK is a director of the Company. Since 1972, Mr. Frank has been employed by Precision Vending, Inc. (f/k/a Nick Frank Vending, Inc.), a vending company servicing customers in the Baltimore area. Mr. Frank has been President of Precision Vending, Inc. since July 1, 1997.

MARK D. NAOR, M.D., is a director of the Company and the Bank. Dr. Noar currently is a gastroenterologist in Baltimore, Maryland and is a principal of Endoscopic Microsurgery Associate, P.A., which is a medical practice in Baltimore, Maryland. He has served in that capacity for over 11 years. Dr. Noar also is the Medical Director and a principal of The Endoscopy Center, Inc., which operates an ambulatory surgery center. He has served in that capacity for over nine years.

RAMON F. ROIG, JR., M.D. is a director of the Company and the Bank. Dr. Roig currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Ramon F. Roig, M.D., P.A. He has served in that capacity since 1974.

LEE W. WARNER is a director of the Company. Mr. Warner is the Chairman and Chief Executive Officer of The L. Warner Companies, Inc., an investment advisory firm, and he has served in that capacity since December 1992.

CARL A. J. WRIGHT is a director of the Company. Since January 1998, Mr. Wright has been the Regional Vice President of Interim Financial Solutions, an executive search and interim staffing firm. Prior to January 1998, Mr. Wright was President of A. J. Burton Group, Inc., an executive search and interim staffing firm, and he served in that capacity beginning in 1990. In January 1998, A. J. Burton Group, Inc. was purchased by Interim Services, Inc., the parent company of Interim Financial Solutions, Inc.

BOARD MEETINGS AND COMMITTEES

   During 2000, the Board of Directors met six times, the Compensation Committee met two times, the Audit Committee met four times, the Merger and Acquisition Committee met one time and the Nominating Committee met one time.

   Except as indicated below, each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he or she served. Directors Mark J. Atas, Garbis Baklayan, Nicholas J. Belitsos, M.D. and Neena Rao, M.D. did not attend seventy-five percent or more of all meetings of the Board of Directors held during the time that such persons were members of the Board.

Audit Committee

   The Audit Committee of the Board of Directors consists of Larry D. Ohler (Chair), Kemp Jayadeva, Kenneth D. Pezzulla and William A. Fogle, Jr. The Audit Committee selects the independent public accountants, reviews the financial statements with such accountants, discusses with the accountants and management the results of the audit and oversees internal accounting procedures and controls. The Audit Committee also reviews, considers and makes recommendations regarding proposed related party transactions, if any.

   The accounting firm of McGladrey & Pullen, LLP ("McGladrey & Pullen") has acted as AmericasBank Corp's independent public accountants for the year ended December 31, 2000 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current fiscal year. A partner of McGladrey & Pullen is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires and to respond to appropriate questions.

Audit Fees
----------

   The aggregate fees billed for professional services rendered for the audit of AmericasBank Corp.'s annual financial statements for the most recent fiscal year and for reviews of the financial statements included in AmericasBank Corp.'s Forms 10-QSB for the year 2000 were $32,411. Additional fees for such audit are expected to be approximately $12,500.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

   McGladrey & Pullen did not provide any professional services related to financial information systems design and implementation as described in paragraph (c)(4)(ii) of Rule 2-01 of SEC Regulation S-X during 2000.

All Other Fees
--------------

   No fees were billed for services rendered by McGladrey & Pullen, other than for the services listed above for the most recent fiscal year.

General
-------

   Approximately 69% of the hours expended on the principal accountant's engagement to audit AmericasBank Corp.'s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant's full time, permanent employees. These persons were employed jointly by RSM McGladrey, Inc. and McGladrey & Pullen, LLP, an affiliate of RSM McGladrey, Inc.

Audit Committee Report
----------------------

   The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard #1, Independence Discussions with Audit Committees, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in AmericasBank Corp.'s Annual Report on Form 10-KSB.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy is attached as Appendix A. The members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Compensation Committee

     The Compensation Committee of the Board of Directors consists of Thomas M. Brandt, Jr. (Chair), Kemp Jayadeva, Norman H. Katz, Larry D. Ohler, Ramon F. Roig, Jr., M.D. and Shawki N. Malek, M.D. The Compensation Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

Nominating Committee

     The Nominating Committee of the Board of Directors consists of Kemp Jayadeva (Chair), Marc J. Atas, Kenneth D. Pezzulla and William A. Fogle, Jr. The Nominating Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. The Nominating Committee's recommendations are submitted to the Board of Directors at regularly scheduled meetings. The Nominating Committee will not consider nominees recommended by stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     AmericasBank Corp.'s directors and executive officers, and persons who beneficially own more than 10% of AmericasBank Corp.'s Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of AmericasBank Corp. Because AmericasBank Corp. did not receive any such reports or amendments thereto during 2000 and did not receive any representations from such persons that no reports were required, AmericasBank Corp. was unable to determine whether any of such persons failed to file a report on a timely basis or whether any of such persons failed to file a required report.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name                                        Age   Position
----                                        ---   --------
Patricia D'Alessandro                        55   Executive Vice President of the Company and Interim President of
                                                  the Bank and a Director of the Bank
Douglas W. DeVaughn                          43   Senior Vice President of the Bank and Senior Credit Officer of the
                                                  Bank

     Biographical information concerning Ms. D'Allesandro and Mr. DeVaughn is set forth below:

PATRICIA D'ALESSANDRO is the Executive Vice President of the Company and the Interim President of the Bank, and is a director of the Bank. From December 1997 to December 1998, Ms. D'Alessandro was the President of the Bank. Until December 1, 1997, Ms. D'Alessandro was a Vice President of Rushmore Trust and Savings, FSB ("Rushmore"), and had served in that capacity for over six years. As a Vice President of Rushmore, Ms. D'Alessandro was responsible for loan originations, loan servicing, delinquencies and collections for both of Rushmore's branch offices. Ms. D'Alessandro was employed from 1962 to 1974 and from 1984 to 1989 by Chesapeake Federal Savings and Loan Association, during which time Ms. D'Alessandro served in a variety of capacities, including assistant secretary of the association and manager of loan servicing.

DOUGLAS W. DEVAUGHN is the Senior Vice President of the Bank and the Senior Credit Officer of the Bank. From May 1998 to March 1999, Mr. DeVaughn was Vice President/Account Officer for Chevy Chase Bank in Chevy Chase, Maryland, and in that capacity was responsible for developing and managing relationships with high income, high net worth clients. From April 1994 to May 1998, Mr. DeVaughn was Assistant Vice President/Relationship Manager for NationsBank (now known as Bank of America) in Baltimore, Maryland, and in that capacity was responsible for managing relationships with high income, high net worth clients. From April 1986 to April 1994, Mr. DeVaughn served in a variety of capacities for NationsBank. From August 1980 to April 1986, Mr. DeVaughn served in a variety of capacities for Central National Bank in Silver Spring, Maryland.

                             EXECUTIVE COMPENSATION

Executive Compensation

     Summary Compensation Table.  The following table sets forth the
     --------------------------
compensation paid for the last three fiscal years to Richard J. Hunt, Jr., who served as the Senior Executive Vice President of AmericasBank Corp. and as the President of AmericasBank during the fiscal year ended December 31, 2000. No executive officer or employee of AmericasBank Corp. or AmericasBank received compensation in excess of $100,000 during the last three fiscal years. Other than the grant of options, all compensation disclosed below was paid by AmericasBank.

                                                                            Long Term Compensation
                                                                         ----------------------------
                       Annual Compensation                                 Awards
                       -------------------                               ----------------------------
Name and                                                                 Restricted        Securities
Principal                                             Other Annual          Stock          Underlying           All Other
Position                  Year   Salary    Bonus      Compensation        Award(s)           Options           Compensation
----------------------------------------------------------------------------------------------------------------------------
Richard J. Hunt, Jr.,     1998   $28,000       --          --               --             8,000(2)                 --
Senior Executive Vice     1999   $90,000   $5,000          --               --             5,000(3)                 --
President of              2000   $95,000       --          --               --                --                    --
AmericasBank Corp.
and President of
AmericasBank(1)
----------------------------------------------------------------------------------------------------------------------------

(1) Effective April 12, 2001, Mr. Hunt resigned as Senior Executive Vice President of AmericasBank Corp. and as President of AmericasBank.

(2) The exercise price of these options is $12.00 per share. The fair market value of AmericasBank Corp.'s Common Stock on the date of grant of these options was determined in good faith by the Board of Directors to be $12.00 per share.

(3) The exercise price of these options is $10.00 per share. The fair market value of AmericasBank Corp.'s Common Stock on the date of grant of these options was determined in good faith by the Board of Directors to be $10.00 per share.

     Aggregate Options Table.  The following table sets forth information on the
     -----------------------
aggregate number of shares of Common Stock underlying unexercised options held as of December 31, 2000 by Mr. Jameson and the aggregate dollar value of in-the-money unexercised options held as of December 31, 2000 by Mr. Hunt.

                               Number of Securities Underlying         Value of Unexercised in-the-Money
                                Unexercised Options at FY-End                  Options at FY-End
                            ----------------------------------        ----------------------------------
Name                        Exercisable         Unexercisable         Exercisable        Unexercisable
----                        -----------         -------------         -----------        -------------
Richard J. Hunt, Jr.         13,000(1)                 --                  --                  --

(1) The exercise price of 8,000 of these options is $12.00 per share and the exercise price of 5,000 of these options is $10.00 per share.

     Employment Contracts.
     ---------------------

     Mr. Hunt's employment agreement with AmericasBank provided for an annual base salary of $85,000, subject to annual review, and a term of three years. However, Mr. Hunt had the right to terminate his employment at any time upon 90 days prior written notice and AmericasBank had the right to terminate Mr. Hunt's employment at any time and for any reason. The employment agreement provided that, if Mr. Hunt was terminated without cause, AmericasBank was required to pay Mr. Hunt his salary for nine months after termination. The employment agreement further provided that, in the event of a change in control of more than fifty percent (50%) of the ownership of any class of AmericasBank Corp.'s outstanding capital stock, and Mr. Hunt is terminated or elects to terminate his employment, then AmericasBank was required to pay Mr. Hunt an amount equal to one year's salary. Mr. Hunt was entitled to participate in any management bonus plan established by AmericasBank and was entitled to receive all benefits offered to AmericasBank's executive employees. Mr. Hunt also received an automobile expense allowance of $400.00 per month. In addition, pursuant to the employment agreement, Mr. Hunt was granted options to purchase 8,000 shares of Common Stock.

     As indicated above, effective April 12, 2001, Mr. Hunt resigned as Senior Executive Vice President of AmericasBank Corp. and as President of AmericasBank.

Compensation of Directors

     Except for the grant of options to purchase shares of Common Stock as described below, directors do not receive fees for their services, and are not reimbursed for expenses incurred in connection with their service as directors. It is expected that directors will not receive any monetary compensation until such time as the Company becomes profitable.

     Pursuant to the Company's stock option plan, each non-employee director of the Company or any subsidiary of the Company is granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof, or a meeting of a committee of the Board of Directors of a subsidiary of the Company. For purposes of this option grant program, officers of the Company who do not provide day-to-day services to the Company or the Bank are not considered to be employees of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     AmericasBank Corp. and AmericasBank have engaged and expect to engage in the future in transactions in the ordinary course of business with their directors and officers and such persons' affiliates on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. These transactions are not expected to present any special unfavorable features to AmericasBank Corp. or AmericasBank.

     Beginning in 2000, AmericasBank changed its policy of making only hypothecated loans to its officers, directors and their affiliates and began making all types of loans to these persons. Under current law, AmericasBank's loans to directors, officers and their affiliates are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors.

     As of December 31, 2000, approximately $820,000 in loans were outstanding to AmericasBank's officers, directors or their affiliates. Of this amount, approximately $564,000 is secured by real estate. As of December 31, 1999, approximately $59,000 in loans to AmericasBank Corp.'s officers, directors or affiliates was outstanding.

     In February 1999, AmericasBank entered into an agreement with Network Processing, LLC, of which Director Baldev Singh is a member, pursuant to which Network Processing agreed to place AmericasBank's name on automatic teller machines owned by Network Processing and located at various truck stops, gas stations and convenience stores throughout the Baltimore metropolitan area. Although AmericasBank receives no revenues from the branded machines, bank customers may use the branded machines for no charge.

     AmericasBank Corp. and Network Processing were parties to a lease pursuant to which Network Processing leased approximately 700 square feet of office space on the second floor of AmericasBank Corp.'s executive offices located at 500 York Road, Towson, Maryland 21286. The lease commenced on August 1, 1998 and terminated on July 31, 2000. Pursuant to the lease,

Network paid $400 per month during months one through six, $700 per month during months seven through twelve and $725 per month during the second year of the lease.

                                  PROPOSAL TWO

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     On May 24, 2001, the Audit Committee of the Board of Directors, pursuant to authority delegated to the committee by the Board of Directors, appointed the firm McGladrey & Pullen, LLP, to audit the consolidated financial statements of the Company for the year ending December 31, 2001. The Audit Committee further directed that management submit the selection of the independent auditors for ratification by the stockholders at the Meeting. Representatives of McGladrey& Pullen, LLP are expected to be present at the Meeting.

     If the stockholders fail to ratify the selection of the independent auditors, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The Company has been informed that neither McGladrey & Pullen, LLP nor any of its members has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

     The Board of Directors of the Company recommends that stockholders vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the Company.

     The firm Keller Bruner & Company, LLP served as independent auditors to the Company until December 1, 2000. On December 2, 2000, the Company was notified that Keller Bruner & Company, LLP had merged with McGladrey & Pullen, LLP and that Keller Bruner & Company, LLP would no longer be the auditor for the Company. McGladrey & Pullen, LLP was appointed as the Company's new auditor. Keller Bruner & Company, LLP was engaged to report on the Company's consolidated financial statements as of and for the year ending December 31, 2000, and accordingly, has not issued any auditor's reports for prior periods.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2002 must be received in writing by the Company, Attention Shawki N. Malek, Secretary, 500 York Road, Towson, Maryland 21204, on or before February 6, 2002. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 is enclosed herewith. Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon a written request directed to Shawki N. Malek, Secretary, AmericasBank Corp., 500 York Road, Towson, MD, 21286.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.

                                       By Order of the Board of Directors,


                                       Shawki N. Malek
                                       Secretary

June 7, 2001

                                   APPENDIX A

                                  AMERICASBANK
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the activities of the Audit Committee of the Board of Directors of AmericasBank Corp. (the "Company"). The Committee shall review and reassess the charter at least annually and submit it for approval by the Board of Directors. The Committee shall be appointed by the Board of Directors and shall consist of at least three directors. The Committee shall meet the independence and experience requirements of the NASDAQ Stock Market as in effect from time to time.

STATEMENT OF POLICY

The Audit Committee shall oversee and monitor the participation of management and the independent auditors in the Company's financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, the Committee will maintain free and open communication among the Committee, independent auditors, and management. The Committee shall have access to personnel of the Company and resources necessary to discharge its responsibilities. The policies and procedures of the Committee shall remain flexible, in order to accommodate changing conditions.

RESPONSIBILITIES AND PROCESSES

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

 . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, which may be subject to shareholder approval. The Committee shall evaluate and, where appropriate, recommend replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. There shall be active dialogue with the independent auditors concerning any disclosed relationships or services that may impact the objectivity and independence of the auditors and the taking or recommendation of action to oversee the auditors' independence.

 . The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the fees and adequacy of staffing. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of accounting and financial controls. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

 . The Committee shall require the independent auditors' review of the Company's unaudited quarterly financial statements and each Form 10-QSB, if applicable. The Committee will review items brought forward by the independent auditors.

 . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB, if applicable, including their judgment about the quality, not limited to acceptability, of accounting principles. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

 .  The Committee shall submit regular reports to the Board of Directors

While the Audit Committee has the responsibilities and powers set forth in the charter, it is not the duty of the Committee to plan or conduct audits or to determine the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the "Company's financial statements and the independent auditors are responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to insure the adequacy of internal controls, to conduct investigations or to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

                                   APPENDIX B
                                 FORM OF PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               AMERICASBANK CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 June 21, 2001

The undersigned stockholder of AmericasBank Corp. (the "Company") hereby appoints William A. Fogle, Jr. and Shawki N. Malek, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 21, 2001, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR Proposals 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

1.  Election of Directors

    For Term to Expire 2004:

    _______    FOR all nominees listed below

    _______    WITHHOLD authority to vote for all nominees listed below

    _______    FOR, except vote withheld from the following nominees:

               ______________________________________________________________

    NOMINEES: William A. Fogle, Jr., Kemp Jayadeva, Norman H. Katz, Shawki N.
              Malek, M.D., Larry D. Ohler, Kenneth D. Pezzulla, Neena Roa, M.D.

    For Term to Expire 2002:

    _______    FOR all nominees listed below

    _______    WITHHOLD authority to vote for all nominees listed below

    _______    FOR, except vote withheld from the following nominees:

               ______________________________________________________________

    NOMINEES:  Baldev Singh

2.  Ratification of appointment of McGladrey & Pullen, LLP as independent
    auditors of the   Company for the fiscal year ended December 31, 2001.

    _______    For       _______   Against       _______   Abstain

Please sign name exactly as it appears on your stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If held jointly, both parties must sign and date.

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.

Signature(s): _______________________________________   Date: ________________

Print Name(s): ______________________________________   No. of Shares: _______